As filed with the Securities
                                     and Exchange Commission on January 26, 2004
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------
                                ACTEL CORPORATION
             (Exact name of Registrant as specified in its charter)
                           --------------------------

    California                                                 77-0097724
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               2061 Stierlin Court
                          Mountain View, CA 94043-4655
                                 (650) 318-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        1986 INCENTIVE STOCK OPTION PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                     1995 EMPLOYEE AND CONSULTANT STOCK PLAN
                         2003 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)
                         -------------------------------
                                  John C. East
                      President and Chief Executive Officer
                                Actel Corporation
                               2061 Stierlin Court
                          Mountain View, CA 94043-4655
                                 (650) 318-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         -------------------------------
                                    Copy to:
                              Henry P. Massey, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
                                                   Amount                 Offering               Aggregate            Amount of
          Title of Securities                      to be                    Price                Offering            Registration
            to be Registered                   Registered(1)            Per Share (2)            Price (2)               Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
1986 Stock Option Plan, Common Stock,
$.001 par value ......................              2,168,136              $25.98              $56,328,173.28         $4,556.95
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
1993 Employee Stock Purchase Plan,
Common Stock, $.001 par value ........                500,000              $25.98              $12,990,000.00         $1,050.89
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
1995 Employee and Consultant Stock
Plan, Common Stock, $.001 par value ..              2,000,000              $25.98              $51,960,000.00         $4,203.56
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
2003 Director Stock Option Plan, Common
Stock, $.001 par value ...............                500,000              $25.98              $12,990,000.00         $1,050.89
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Total                                               5,168,136              $25.98             $134,268,173.28        $10,862.30
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2003 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 23, 2004.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

         Actel Corporation, which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 5, 2003, filed with the Commission on April 7, 2003;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 6, 2003, filed with the Commission on May 21, 2003;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 6, 2003, filed with the Commission on August 14, 2003;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 5, 2003, filed with the Commission on November 19, 2003;

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 33-64704) declared effective by the Commission on August 2, 1993, as amended by the Registrant's Registration Statement on Form 8-A filed with the Commission on August 2, 1993;

     (f) The Registrant's Definitive Proxy Statement on Schedule 14A filed on April 4, 2003;

     (g) The Registrant's Definitive Proxy Statement on Schedule 14A filed on June 4, 2003;and

     (h) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not  Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not  Applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registrant has entered into Indemnification Agreements with its directors and executive officers.

Item 7. Exemption from Registration Claimed.

     Not  Applicable.

Item 8. Exhibits.


    Exhibit Number                                    Documents
------------------       -----------------------------------------------------------------------
        4.1              1986 Incentive Stock Option Plan, as amended and restated

        4.2              1993 Employee Stock Purchase Plan, as amended and restated

        4.3              1995 Employee and Consultant Stock Plan, as amended and restated

        4.4              2003 Director Stock Option Plan

        5.1              Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

       23.1              Consent of Ernst & Young LLP, Independent Auditors

       23.2              Consent of Counsel (contained in Exhibit 5.1)

       24.1              Power of Attorney (see page II-4)



Item 9. Undertakings.

     (a) Rule 415 offering: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Actel Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 26 day of January, 2004.

                                    ACTEL CORPORATION

                                    By:  /s/ John C. East
                                       ------------------------------
                                           John C. East
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John C. East, Jon
A. Anderson, and David L. Van De Hey his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                          Title                                Date
                                              --------------------------------------------------   ----------------
              /s/ John C. East                President and Chief Executive  Officer  (Principal
-----------------------------------------     Executive Officer) and Director                      January 26, 2004
               (John C. East)

               /s/ Jon A. Anderson            Vice  President  of  Finance  and Chief  Financial
-----------------------------------------     Officer   (Principal   Financial  and   Accounting
             (Jon A. Anderson)                Officer)                                             January 26, 2004

            /s/ James R. Fiebiger
-----------------------------------------
            (James R. Fiebiger)               Director                                             January 26, 2004

             /s/ Henry L. Perret
-----------------------------------------
             (Henry L. Perret)                Director                                             January 26, 2004

           /s/ Jacob S. Jacobsson
-----------------------------------------
            (Jacob S. Jacobsson)              Director                                             January 26, 2004

         /s/ Frederic N. Schwettmann
-----------------------------------------
         (Frederic N. Schwettmann)            Director                                             January 26, 2004

            /s/ Robert G. Spencer
-----------------------------------------
            (Robert G. Spencer)               Director                                             January 26, 2004




                                INDEX TO EXHIBITS

    Exhibit Number                                                  Documents
------------------       ------------------------------------------------------------------------------------------------
        4.1              1986  Incentive  Stock  Option  Plan,  as amended and  restated  (filed as  Exhibit 10.2  to the
                         Registrant's  Annual Report on Form 10-K (File No. 0-21970) for the fiscal year ended January 5,
                         2003).

        4.2              1993 Employee Stock Purchase Plan, as amended and restated (filed as Exhibit 10.4 to the
                         Registrant's Annual Report on Form 10-K (File No. 0-21970) for the fiscal year ended January 5,
                         2003).

        4.3              1995 Employee and Consultant Stock Plan, as amended and restated (filed as Exhibit 10.2 to the
                         Registrant's Quarterly Report on Form 10-Q (File No. 0-21970) for the fiscal quarter ended
                         July 7, 2002).

        4.4              2003 Director Stock Option Plan

        5.1              Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

       23.1              Consent of Ernst & Young LLP, Independent Auditors

       23.2              Consent of Counsel (contained in Exhibit 5.1)

       24.1              Power of Attorney (see page II-4)
